Exhibit 3.2

BYLAWS

OF

MOUNTAIN MERGER SUB CORPORATION

Incorporated under the Laws of the State of Maryland

ARTICLE I

OFFICES

Section 1. Registered Office. The principal office of Mountain Merger Sub Corporation (the “Corporation”) in the State of Maryland shall be located at such place as the Board of Directors of the Corporation (the “Board” or “Board of Directors”) may designate.

Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Maryland, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Annual Meetings. Annual meetings of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held at such place, either within or without the State of Maryland, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting of stockholders, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be properly brought before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, the President or the Board of Directors. Special meetings of stockholders shall also be called by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting.

Section 3. Voting. Each stockholder entitled to vote in accordance with the terms of the charter of the Corporation (the “Charter”) and these Bylaws may vote in person or by proxy, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. All elections for directors shall be decided by a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present; all other questions shall be decided by majority of votes cast except as otherwise required by the Charter or the laws of the State of Maryland. For purposes of this Section 3 of Article II, a majority of the votes cast means that the number of shares voted “for” a matter must exceed the number of votes cast “against” that matter.

Section 4. Quorum and Adjournment. Except as otherwise required by law, by the Charter or by these Bylaws, the presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, the Chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date. No notice of the time and place of adjourned meetings need be given except as required by law. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

Section 5. Notice of Meeting. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, shall be given to each stockholder entitled to vote thereat and to each stockholder not entitled to vote who is entitled notice of the meeting, at his or her address as it appears on the records of the Corporation, not less than 10 nor more than 90 days before the date of the meeting. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 6. Control Share Acquisition Act. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the “MGCL”), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 7. Action Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic communication, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote thereon, and filed with records of stockholders meetings; provided, however, that unless the Charter requires otherwise, the holders of any outstanding class or series preferred stock may take action or consent to any action required or permitted to be taken by the holders of such class or series of preferred stock by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the Corporation gives notice of the action to each holder of such class or series of preferred stock not later than 10 days after the effective time of the action.

Section 8. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board of Directors, if there is one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, the Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary of the meeting. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. Number and Term. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall consist of not less than one person. The exact number of directors shall initially be two and may thereafter be fixed from time to time by the Board of Directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15 and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Each director shall hold office until a successor is duly elected and qualified or as otherwise prescribed by these Bylaws or the Charter. A director need not be a stockholder.

Section 2. Resignation or Removal. Any director may at any time resign by delivering to the Board of Directors his or her resignation in writing. Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director or the entire Board of Directors may at any time be removed, effective immediately, by the vote, either in person or represented by proxy, of a majority of all the votes entitled to be cast generally in the election of directors.

Section 3. Newly Created Directorships and Vacancies. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board. Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places as may be designated by the Chairman of the Board of Directors, and shall be held at least once each year. Regular meetings may be held without notice.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or by the Secretary on the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the notice of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. The person or persons authorized to call special meetings of the Board may fix the time and place of any special meeting of the Board called by them. The Board may provide, by resolution, the time and place of special meetings of the Board without other notice than such resolution

Section 6. Notice. Notice of any special meeting shall, and any regular meeting may, be given to each director, either orally, by facsimile or other means of electronic communication or by hand delivery, addressed to each director at his address as it appears on the records of the Corporation. If notice be by facsimile or other means of electronic communication, such notice shall be deemed to be adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting.

Section 7. Organization. At each meeting of the Board, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as Chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, a director chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Corporation, or, in the absence of the Secretary and all Assistant Secretaries, an individual appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

Section 8. Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 9. Quorum and Voting. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless applicable law, the Charter or these Bylaws shall require the vote of a greater number. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic communication and such written consent or consents and copies of such communication or communications are filed with the minutes of proceedings of the Board of Directors or committee.

Section 11. Committees. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another director to act at the meeting in the place of the absent or disqualified member.

Section 12. Compensation. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 13. Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15. Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer (the “CEO”), a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect such Assistant Secretaries and Assistant Treasurers as it may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any two or more offices except President and Vice President may be held by the same person.

Section 2. Appointment and Term of Office. The CEO, the Vice President or Vice Presidents, the Treasurer, the Secretary, the Chief Operating Officer and the Chief Financial Officer shall be appointed by the Board of Directors. Other officers may be appointed from time to time by the Board of Directors or by an officer to whom the Board shall have delegated the power to appoint. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided.

Section 3. Removal and Resignation. Any officer or agent of the Corporation may be removed, with or without cause, by the Board if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board, the Chairman of the Board, the CEO, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 4. Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him or her by the Board of Directors. The Chairman of the Board of Directors shall have the power to execute contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 5. Chief Executive Officer. The CEO shall be elected by the Board of Directors and shall preside at all meetings of the stockholders and of the Board of Directors. The CEO shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office. The CEO shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts that are authorized by the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a chief executive officer of a corporation

Section 6. President. The Board of Directors or the CEO may elect a President to have such duties and responsibilities as from time to time may be assigned to him by the CEO or the Board of Directors. The President shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the CEO or the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a president of a corporation.

Section 7. Chief Financial Officer. The Board of Directors may designate an officer to serve as Chief Financial Officer. The Chief Financial Officer shall act in an executive financial capacity. He shall assist the CEO and the President in the general supervision of the Corporation’s financial policies and affairs. The Chief Financial Officer shall be empowered to sign all certificates, contracts and other instruments of the Corporation, and to do all acts which are authorized by the CEO or the Board of Directors, and shall, in general, have such other duties and responsibilities as are assigned consistent with the authority of a Chief Financial Officer of a corporation.

Section 8. Chief Operating Officer. The Board of Directors may designate an officer to serve as Chief Operating Officer. The Chief Operating Officer shall, subject to the control of the CEO, if any has been designated, and if not, subject to the control of an officer so designated by the Board of Directors, have general charge, supervision, and authority over all operations of the corporation. In the absence or disability of the CEO, the Chief Operating Officer will assume the powers and responsibilities of the CEO.

Section 9. Vice Presidents. The Board of Directors may from time to time name one or more Vice Presidents that may include the designation of Executive Vice Presidents and Senior Vice Presidents all of whom shall perform such duties as from time to time may be assigned to him or them by the Board of Directors.

Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, the CEO or the President, taking proper vouchers for such disbursements. He or she shall render to the Chairman of the Board of Directors, the CEO, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 11. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors, CEO or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record all the proceedings of the meetings of the

Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the CEO or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board of Directors, the CEO or the President, and attest to the same.

ARTICLE V

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

Section 2. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Bylaws or the Charter with this Article V, shall apply to or affect in any respect the applicability of the preceding section with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VI

MISCELLANEOUS

Section 1. Certificates of Stock. Shares of the Corporation’s stock may be certificated or uncertificated in accordance with the MGCL. The issue of shares in uncertificated form shall not affect shares represented by a certificate until the certificate is surrendered to the Corporation. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the CEO or a Vice President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by her or him. Any of or all the signatures on the certificate may be facsimile.

Section 2. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another certificate or uncertificated shares may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 3. Transfer of Shares. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 2 of Article VI of these Bylaws or in the case of uncertificated shares, an outstanding certificate for the number of shares involved shall be surrendered, if one has been issued, for cancellation before a new certificate is or uncertificated shares are issued therefor.

Section 4. Dividends. Subject to the provisions of the Charter and applicable law, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

Section 5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 90 nor less than 10 days before the date of such meeting. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which the notice of the meeting is mailed or the thirtieth day before the meeting and (ii) when no prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent in writing or by electronic communication in lieu of a meeting shall be the first date on which such consent is delivered to the Corporation pursuant to applicable law, and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to the meeting if postponed or adjourned; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and provided further, that if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, then a new record date for such meeting shall be determined as set forth herein.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 90 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, but the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted.

Section 6. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 7. Corporate Seal. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

Section 8. Notice and Waiver of Notice.

(a) Whenever any notice is required to be given under these Bylaws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission.

(b) Whenever any notice whatever is required to be given by law, the Charter or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or a waiver by electronic communications by such person or persons whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be conducted at, nor the purpose of such meeting, need be specified in such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Contracts. The Board of Directors may authorize and designate any officer, employee or agent to execute contracts or any other instrument on behalf of the Corporation. When the execution of any contract or other instrument has been authorized by the Board of Directors without specification of the executing officers, the CEO, the President, any Vice President, the Treasurer and the Secretary may execute the same in the name of and on behalf of the Corporation and may affix the corporate seal thereto.

Section 10. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board of Directors, the CEO, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

Section 11. Loans, Checks and Deposits.

(a) Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.

(b) Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

(c) Accounts. Bank accounts of the Corporation shall be opened, and deposits made thereto, by such officers or other persons as the Board of Directors may from time to time designate.

ARTICLE VII

AMENDMENTS

The Board of Directors shall have the exclusive power to alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.

ARTICLE VIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL or the Charter or these Bylaws of the Corporation, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine.